As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

The AES Corporation

2003 Long Term Compensation Plan

(Full title of the plan)

Zafar A. Hasan, Esq.

Vice-President, Chief Corporate Counsel

The AES Corporation
4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(703) 522-1315

(Name and address, and telephone
number, including area code, of agent for service)

Copy to: Amy I. Pandit, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor 301 Grant Street Pittsburgh, PA 15219 (412) 560-3300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.01	7,750,000 (2)	$13.20	$102,300,000	$11,887.26

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sales prices of the shares of common stock, par value $.01 per share (the “Common Stock”), of The AES Corporation (the “Registrant”) reported on the New York Stock Exchange on April 21, 2015.
(2)	This Registration Statement covers 7,750,000 additional shares of common stock, par value $0.01 per share, of the Registrant available for issuance pursuant to awards to be granted under the Registrant’s 2003 Long Term Compensation Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered resulting from stock dividends, stock splits, recapitalizations or other similar transactions.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 were previously filed on August 28, 2003 (File No. 333-108297), April 29, 2008 (File No. 333-150508) and May 7, 2010 (File No. 333-166607) registering 17,000,000, 12,000,000 and 9,000,000 shares of Common Stock of the Registrant for issuance pursuant to awards under the Plan, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 7,750,000 shares of common stock, $0.01 par value, of the Registrant, which may be issued under the Plan. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the original Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on August 28, 2003 (File No. 333-108297), the Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on April 29, 2008 (File No. 333-150508) and the Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on May 7, 2010 (File No. 333-166607), in each case, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 26, 2015;

b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 20, 2015, March 30, 2015, April 6, 2015 and April 23, 2015; and

c)	The description of our Common Stock contained in the Company’s Registration Statement on Form 8-A/A filed with the Commission on May 12, 2000 (Registration No. 001-12291), including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered by the Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

24.1*	Power of Attorney

99.1	The AES Corporation Long Term Compensation Plan, as Amended and Restated (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of The AES Corporation (File No. 1-12291) filed on April 23, 2015)

*	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on April 27, 2015.

THE AES CORPORATION

By:	/s/ Thomas M. O’Flynn
Thomas M. O’Flynn
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2015.

Signature	Capacity

*	President, Chief Executive Officer and Director
Andrés Gluski	(Principal Executive Officer)

*	Director
Charles L. Harrington

*	Director
Kristina M. Johnson

*	Director
Tarun Khanna

*	Director
Holly K. Koeppel

*	Director
Philip Lader

*	Director
James H. Miller

*	Director
John B. Morse, Jr.

*	Director
Moisés Naím

*	Chairman and Lead Independent Director
Charles O. Rossotti

/s/ Thomas M. O’Flynn	Executive Vice President and Chief Financial Officer
Thomas M. O’Flynn	(Principal Financial Officer)

/s/ Sharon A. Virag	Vice President and Controller
Sharon A. Virag	(Principal Accounting Officer)

*By:	/s/ Brian A. Miller
Brian A. Miller
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

24.1*	Power of Attorney

99.1	The AES Corporation Long Term Compensation Plan, as Amended and Restated (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of The AES Corporation (File No. 1-12291) filed on April 23, 2015

*	Filed herewith.